Exhibit 99.1

NEWS RELEASE
Media Contact:                                Investor Relations Contact:
Michele Long                                Sheila Spagnolo
Phone (610) 251-1000                            Phone (610) 251-1000
mmlong@triumphgroup.com                        sspagnolo@triumphgroup.com

TRIUMPH GROUP REPORTS FOURTH QUARTER FISCAL 2018 RESULTS
Introduces Fiscal Year 2019 Guidance Reflecting Year-Over-Year Sales Growth

BERWYN, Pa. - May 10, 2018 - Triumph Group, Inc. (NYSE: TGI) (“Triumph” or the “Company”) today reported financial results for its fourth quarter of fiscal year 2018, which ended March 31, 2018.

Full Fiscal and Fourth Quarter 2018 Highlights

•
For the full fiscal year 2018, sales were $3.2 billion, loss per share was ($8.48), or earnings per diluted share of $2.53 on an adjusted basis, cash used in operations was ($288.9) million and free cash use was ($330.9) million.

•	Net sales were $896.9 million for fourth quarter fiscal year 2018.

•
Operating loss for fourth quarter fiscal year 2018 was ($280.0) million, reflecting an operating margin of (31.2%), and included a previously disclosed $345.0 million non-cash charge for the impairment of goodwill in Aerospace Structures. On an adjusted basis, operating income was $71.1 million with an adjusted operating margin of 7.9%.

•
Net loss for the fourth quarter fiscal year 2018 was ($298.8) million, or ($6.04) per share, and included a $6.91 per share charge related to the aforementioned impairment charge. On an adjusted basis, net income was $50.1 million, or $1.01 per diluted share.

•	Cash used in operations for fourth quarter fiscal year 2018 was ($90.6) million, and free cash use was ($100.7) million.

•	Management provides guidance for fiscal 2019 for net sales of $3.3 to $3.4 billion and earnings per diluted share of $0.00 to $0.50, or $1.50 to $2.10 on an adjusted basis.
“Triumph Group’s fourth quarter results reflect strategic and operational accomplishments as we continue on our path to predictable profitability. We ended the year within our guidance on all measures while net sales increased on a sequential basis, with all three of our segments delivering top line growth.” stated Daniel J. Crowley, Triumph’s president and chief executive officer. “Product Support generated year-over-year margin improvement while Integrated Systems produced both year-over-year and sequential improvement in margin.”

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Mr. Crowley continued, “During the quarter, we continued to strengthen our relationships with our customers as we work towards mutually beneficial arrangements as well as program optimization. Our business development results continue to accelerate with new awards yielding a book-to-bill ratio of greater than one for the fifth consecutive quarter and increasing our backlog to $4.49 billion, up 3% sequentially and 13% year-over-year. As part of the ongoing optimization of our portfolio, we completed the divestiture of another non-core business during the fiscal fourth quarter, which we expect to contribute incrementally to our cash flow in fiscal 2019.”

Mr. Crowley concluded, “We are well positioned in FY19 to return to top-line growth as development programs enter production and we expect our cost reduction progress to lead to more consistent profitability. As demonstrated between fiscal 2017 and fiscal 2018, we expect cash flow to improve year over year in fiscal 2019. We are refining our outlook for fiscal 2019 cash guidance to account for potential contract settlements under discussion now, divestitures and working capital needs. We will provide our cash flow outlook, in addition to updates on our progress towards our other guidance targets, in future quarters.”

Fourth Quarter Fiscal Year 2018 Overview

After accounting for divestitures, sales for the fourth quarter of fiscal 2018 were up organically from the comparable prior year period, reflecting higher production deliveries on the Global Hawk/Triton, Global 7000, and G650 programs partially offset by the completion of and production rate reductions on previously disclosed programs.

Fourth quarter operating loss of ($280.0) million included a previously disclosed $345.0 million non-cash goodwill impairment charge for Aerospace Structures as well as the other adjustments shown below. Net loss for the fourth quarter of fiscal year 2018 was ($298.8) million, or ($6.04) per share, or $1.01 earnings per diluted share on an adjusted basis. Triumph’s results included the following:

($ millions except EPS)	Pre-tax	After-tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(307.2)	$(298.8)	$(6.04)

Goodwill impairment	345.0	342.0	6.91
Loss on divestitures	10.4	10.4	0.21
Curtailment & settlement, net	(11.1)	(8.7)	(0.17)
Transformation related costs:
Restructuring costs (non-cash)	0.5	0.4	0.01
Restructuring costs (cash)	6.3	4.9	0.10

Adjusted Income from Continuing Operations - non-GAAP	43.8	50.1	1.01	*
* Difference due to rounding

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Net loss for fiscal year 2018 was ($419.4) million or a loss of ($8.48) per share, or $2.53 earnings per diluted share on an adjusted basis, and included the following:

($ millions except EPS)	Pre-tax	After-tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(461.8)	$(419.4)	$(8.48)

Goodwill impairment	535.2	513.3	10.38
Loss on divestitures	30.7	30.7	0.62
Curtailment & settlements, net	(25.7)	(25.5)	(0.51)
Refinancing costs	2.0	2.0	0.04
Transformation related costs:
Restructuring costs (non-cash)	3.0	3.0	0.06
Restructuring costs (cash)	40.1	39.7	0.8
Estimated impact of tax reform	—	(22.4)	(0.45)

Adjusted Income from Continuing Operations - non-GAAP	$123.5	$121.5	$2.45	*
* Difference due to rounding

The number of shares used in computing diluted earnings per share for the fourth quarter of fiscal year 2018 was 49.8 million and 49.7 million for the full fiscal year 2018.

For the quarter ended March 31, 2018, cash flow used in operations was ($90.6) million, reflecting approximately ($55.0) million for the net liquidation of customer advances, along with spending on key development programs transitioning into production and transformation related costs.

Outlook

Based on anticipated aircraft production rates and completed divestitures, the Company expects that revenue for fiscal year 2019 will be approximately $3.3 to $3.4 billion, up from fiscal 2018 as development programs enter production and sales from continuing programs and new wins offset sunsetting programs. Additionally, the Company expects fiscal year 2019 earnings per diluted share to be $0.00 to $0.50, or $1.50 to $2.10 adjusted for pension accounting changes and transformation related costs.

The Company’s current outlook reflects adjustments detailed in the attached tables but does not take into account the impact of any potential future divestitures. In addition, the Company’s outlook is inclusive of the projected impact of the adoption of ASC 606, Revenue from Contracts with Customers and ASU 2017-07 (Pension).

Conference Call

Triumph Group will hold a conference call today, May 10th at 8:30 a.m. (ET) to discuss the fourth quarter fiscal year 2018 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast. An audio replay will be available from May 10th to May 17th by calling (855) 859-2056 (Domestic) or (404) 537-3406 (International), passcode #4373459.

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About Triumph Group

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aircraft structures, components, accessories, subassemblies and systems. The Company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.

More information about Triumph can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow or use, cost savings and operational efficiencies and organizational restructurings. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2017.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(in thousands, except per share data)

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	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
CONDENSED STATEMENTS OF INCOME	2018	2017	2018	2017

Net sales	$896,860	$919,914	$3,198,951	$3,532,799

Operating (loss) income	(279,959)	(115,490)	(362,406)	56,889

Interest expense and other	27,213	24,780	99,442	80,501
Income tax (benefit) expense	(8,376)	(13,445)	(42,492)	19,340

Net loss	$(298,796)	$(126,825)	$(419,356)	$(42,952)

Earnings per share - basic:

Net loss	$(6.04)	$(2.57)	$(8.48)	$(0.87)

Weighted average common shares outstanding - basic	49,488	49,350	49,442	49,303

Earnings per share - diluted:

Net loss	$(6.04)	$(2.57)	$(8.48)	$(0.87)

Weighted average common shares outstanding - diluted	49,488	49,350	49,442	49,303

Dividends declared and paid per common share	$0.04	$0.04	$0.16	$0.16

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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

BALANCE SHEET	Unaudited	Audited
	March 31,	March 31,
	2018	2017
Assets
Cash and cash equivalents	$35,819	$69,633
Accounts receivable, net	414,185	311,792
Inventories, net of unliquidated progress payments of $387,146 and $222,485	1,425,295	1,340,175
Prepaid and other current assets	44,428	30,064
Assets held for sale	1,324	21,255
Current assets	1,921,051	1,772,919

Property and equipment, net	726,003	805,030
Goodwill	592,828	1,142,605
Intangible assets, net	507,681	592,364
Other, net	57,627	101,682

Total assets	$3,805,190	$4,414,600

Liabilities & Stockholders' Equity
Current portion of long-term debt	$16,527	$160,630
Accounts payable	418,367	481,243
Accrued expenses	555,231	674,379
Liabilities related to assets held for sale	440	18,008
Current liabilities	990,565	1,334,260

Long-term debt, less current portion	1,421,757	1,035,670
Accrued pension and post-retirement benefits, noncurrent	483,887	592,134
Deferred income taxes, noncurrent	10,548	68,107
Other noncurrent liabilities	441,864	537,956

Stockholders' Equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 52,460,920 and 52,460,920 shares issued; 49,669,848 and 49,573,029 shares outstanding	51	51
Capital in excess of par value	851,280	846,807
Treasury stock, at cost, 2,791,072 and 2,887,891 shares	(179,082)	(183,696)
Accumulated other comprehensive income	(367,870)	(396,178)
Retained earnings	152,190	579,489
Total stockholders' equity	456,569	846,473

Total liabilities and stockholders' equity	$3,805,190	$4,414,600
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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

SEGMENT DATA	Three Months Ended				Twelve Months Ended
	March 31,				March 31,
	2018		2017		2018		2017
Net Sales:
Integrated Systems	$275,253		$282,001		$986,351		$1,040,805
Aerospace Structures	550,371		560,696		1,954,729		2,172,768
Product Support	79,074		81,008		281,913		338,325
Elimination of inter-segment sales	(7,838)		(3,791)		(24,042)		(19,099)
	$896,860		$919,914		$3,198,951		$3,532,799

Operating (Loss) Income:
Integrated Systems	$55,034		$55,915		$187,205		$201,294
Aerospace Structures	(324,610)		(155,610)		(492,457)		(90,489)
Product Support	13,633		12,814		45,702		55,801
Corporate	(24,016)		(28,609)		(102,856)		(109,717)
	$(279,959)		$(115,490)		$(362,406)		$56,889

Depreciation and Amortization:
Integrated Systems	$8,128		$10,104	*	$35,986		$40,332	*
Aerospace Structures	373,444	*	295,781	*	649,013	*	392,414	*
Product Support	1,675		1,807		6,744		9,037
Corporate	801		472		1,852		1,461
	$384,048		$308,164		$693,595		$443,244

Amortization of Acquired Contract Liabilities:
Integrated Systems	$(10,058)		$(9,659)		$(38,293)		$(36,760)
Aerospace Structures	(23,228)		(22,314)		(86,855)		(84,244)
	$(33,286)		$(31,973)		$(125,148)		$(121,004)

Capital Expenditures:
Integrated Systems	$223		$7,901		$6,146		$16,487
Aerospace Structures	7,453		9,574		29,519		30,434
Product Support	577		610		2,206		2,630
Corporate	1,865		624		4,179		2,281
	$10,118		$18,709		$42,050		$51,832
* - Includes Impairment Charges
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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with Securities and Exchange Commission (the "SEC") guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measure that we disclose is Adjusted EBITDA, which is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and early retirement incentives, legal settlements, depreciation and amortization. We disclose Adjusted EBITDA on a consolidated and an operating segment basis in our earnings releases, investor conference calls and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA as an operating performance measure and, as such, we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA as a substitute for any GAAP financial measure, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA to net income set forth below,  in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA.

Adjusted EBITDA is used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 15 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA excludes these charges and provides meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosure of Adjusted EBITDA helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA is a measure of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Divestitures may be useful for investors to consider because they reflect gains or losses from sale of operating units. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Legal settlements may be useful to investors to consider because they reflect gains or losses from disputes with third parties. We do not believe that these gains or losses necessarily reflect the current and ongoing cash earnings related to our operations.

•
Curtailments, settlements and early retirement incentives may be useful to investors to consider because it represents the current period impact of the change in defined benefit obligation due to the reduction in future service costs. We do not believe these charges (gains) necessarily reflect the current and ongoing cash earnings related to our operations.

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization expenses (including impairments) may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

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The following table shows our Adjusted EBITDA reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA):
Net Loss	$(298,796)	$(126,825)	$(419,356)	$(42,952)

Add-back:
Income tax (benefit) expense	(8,376)	(13,445)	(42,492)	19,340
Interest expense and other	27,213	24,780	99,442	80,501
Curtailment Gain	(11,146)	—	(25,722)	—
Loss on divestitures	10,370	—	30,741	19,124
Amortization of acquired contract liabilities	(33,286)	(31,973)	(125,148)	(121,004)
Depreciation and amortization	384,048	308,164	693,595	443,244

Adjusted Earnings (Loss) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$70,027	$160,701	$211,060	$398,253

Net sales #	896,860	919,914	3,198,951	3,532,799

Net Loss Margin	(33.3)%	(13.8)%	(13.1)%	(1.2)%
Adjusted EBITDA Margin	8.1%	18.1%	6.9%	11.7%
# Net sales includes amortization of acquired contract liabilities. Since Adjusted EBTIDA excludes amortization of acquired contract liabilities, we've also excluded it from net sales in arriving at Adjusted EBITDA margin throughout this document.

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended March 31, 2018
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate/Eliminations

Net Loss	$(298,796)

Add-back:
Income tax benefit	(8,376)
Interest expense and other	27,213

Operating (Loss) Income	$(279,959)	$55,034	$(324,610)	$13,633	$(24,016)

Loss on divestitures	10,370	—	—	—	10,370
Curtailment & settlement gain, net	(11,146)	—	—	—	(11,146)
Amortization of acquired contract liabilities	(33,286)	(10,058)	(23,228)	—	—
Depreciation and amortization	384,048	8,128	373,444	1,675	801

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$70,027	$53,104	$25,606	$15,308	$(23,991)

Net sales	$896,860	$275,253	$550,371	$79,074	$(7,838)

Adjusted EBITDA Margin	8.1%	20.0%	4.9%	19.4%	n/a

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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Twelve Months Ended March 31, 2018
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate/Eliminations

Net Loss	$(419,356)

Add-back:
Income tax benefit	(42,492)
Interest expense and other	99,442

Operating (Loss) Income	$(362,406)	$187,205	$(492,457)	$45,702	$(102,856)

Loss on divestitures	30,741	—	—	—	30,741
Curtailment & settlement gain, net	(25,722)	—	—	—	(25,722)
Amortization of acquired contract liabilities	(125,148)	(38,293)	(86,855)	—	—
Depreciation and amortization	693,595	35,986	649,013	6,744	1,852

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$211,060	$184,898	$69,701	$52,446	$(95,985)

Net sales	$3,198,951	$986,351	$1,954,729	$281,913	$(24,042)

Adjusted EBITDA Margin	6.9%	19.5%	3.7%	18.6%	n/a

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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended March 31, 2017
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate/Eliminations

Net Loss	$(126,825)

Add-back:
Income tax benefit	(13,445)
Interest expense and other	24,780

Operating (Loss) Income	$(115,490)	$55,915	$(155,610)	$12,814	$(28,609)

Amortization of acquired contract liabilities	(31,973)	(9,659)	(22,314)	—	—
Depreciation and amortization	308,164	10,104	295,781	1,807	472

Adjusted Earnings (Losses). before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$160,701	$56,360	$117,857	$14,621	$(28,137)

Net sales	$919,914	$282,001	$560,696	$81,008	$(3,791)

Adjusted EBITDA Margin	18.1%	20.7%	21.9%	18.0%	n/a

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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Twelve Months Ended March 31, 2017
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate/Eliminations

Net Loss	$(42,952)

Add-back:
Income tax expense	19,340
Interest expense and other	80,501

Operating Income (Loss)	$56,889	$201,294	$(90,489)	$55,801	$(109,717)

Loss on divestiture	19,124	—	—	—	19,124
Amortization of acquired contract liabilities	(121,004)	(36,760)	(84,244)	—	—
Depreciation and amortization	443,244	40,332	392,414	9,037	1,461

Adjusted (Losses) Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$398,253	$204,866	$217,681	$64,838	$(89,132)

Net sales	$3,532,799	$1,040,805	$2,172,768	$338,325	$(19,099)

Adjusted EBITDA Margin	11.7%	20.4%	10.4%	19.2%	n/a

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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs has been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs

	Three Months Ended
	March 31, 2018
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(307,172)	$(298,796)	$(6.04)
Adjustments:
Goodwill Impairment	345,000	341,970	6.91
Loss on divestitures	10,370	10,370	0.21
Curtailment & settlement, net	(11,146)	(8,694)	(0.17)
Restructuring costs (non-cash)	467	364	0.01
Restructuring costs (cash)	6,319	4,929	0.10
Adjusted Income from continuing operations - non-GAAP	$43,838	$50,143	$1.01	*

* Difference due to rounding

	Twelve Months Ended
	March 31, 2018
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(461,848)	$(419,356)	$(8.48)
Adjustments:
Goodwill Impairment	535,227	523,510	10.59
Loss on divestitures	30,741	30,741	0.62
Curtailment & settlement, net	(25,722)	(17,491)	(0.35)
Refinancing costs	1,986	1,350	0.03
Restructuring costs (non-cash)	3,005	2,043	0.04
Restructuring costs (cash)	40,069	27,247	0.55
Estimated impact of Tax Reform	—	(22,398)	(0.45)
Adjusted Income from continuing operations - non-GAAP	$123,458	$125,646	$2.53	*

* Difference due to rounding
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(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended
	March 31, 2017
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(140,270)	$(126,825)	$(2.57)
Adjustments:
Goodwill impairment	266,298	266,298	5.38
Restructuring costs (non-cash)	501	461	0.01
Restructuring costs (cash)	13,997	12,882	0.26
Adjusted Income from continuing operations - non-GAAP	$140,526	$152,816	$3.09	*

* Difference due to rounding

	Twelve Months Ended
	March 31, 2017
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(23,612)	$(42,952)	$(0.87)
Adjustments:
Goodwill impairment	266,298	266,298	5.39
Loss on divestitures	19,124	17,980	0.36
Triumph Precision Components - Strike related costs	15,701	14,450	0.29
Triumph Precision Components - Inventory write-down	6,089	5,604	0.11
Triumph Aerospace Structures - UAS program	14,200	13,068	0.26
Restructuring costs (non-cash)	10,797	9,937	0.20
Restructuring costs (cash)	42,177	38,816	0.79
Adjusted Income from continuing operations - non-GAAP	$350,774	$323,201	$6.59	*

* Difference due to rounding

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 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations, is provided for consistency and comparability. We also use free cash flow as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Operating (loss) income - GAAP	$(279,959)	$(115,490)	$(362,406)	$56,889
Adjustments:
Goodwill & tradename impairments	345,000	266,298	535,227	266,298
Restructuring costs (non-cash)	467	501	3,005	10,797
Restructuring costs (cash)	6,319	13,997	40,069	42,177
Loss on divestitures	10,370	—	30,741	19,124
Triumph Precision Components - Strike related costs	—	—	—	15,701
Other inventory impairments	—	—	—	20,289
Curtailment & settlement, net	(11,146)	—	(25,722)	—
Adjusted Operating income - non-GAAP	$71,051	$165,306	$220,914	$431,275

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(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations, before pension contributions has been provided for consistency and comparability. We also use free cash flow available for debt reduction as a key factor in planning for and consideration of strategic acquisitions, stock repurchases and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations, before pension contributions to cash provided by operations, as well as cash provided by operations to free cash flow available for debt reduction.

	Three Months Ended	Twelve Months Ended
	March 31,	March 31,
	2018	2018	2017

Cash flow from operations	$(90,615)	$(288,893)	$281,522
Less:
Capital expenditures	(10,118)	(42,050)	(51,832)
Free cash flow	$(100,733)	$(330,943)	$229,690

The Company provides earnings per share guidance on an adjusted non-GAAP basis excluding the effects of transformation related costs, gains (losses) on divestitures, impairments, one-time pension & OPEB benefits (charges) and other non-recurring items, such as the adoption ASU 2017-07. The following table reconciles earnings per share on a GAAP basis to adjusted earnings per diluted share guidance.

Guidance - earnings per diluted share - GAAP	$0.00 - $0.50
per share effect of:
Cumulative effect of adoption of ASU 2017-07 (Pension)	$1.46 - $1.52
Transformation related costs	$0.04 - $0.08
Guidance - adjusted earnings per diluted share	$1.50 - $2.10

(Continued)

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

We use "Net Debt to Capital" as a measure of financial leverage.  The following table sets forth the computation of Net Debt to Capital:

	March 31,	March 31,
	2018	2017
Calculation of Net Debt
Current portion	$16,527	$160,630
Long-term debt	1,421,757	1,035,670
Total debt	1,438,284	1,196,300
Plus: Deferred debt issuance costs	16,949	11,752
Less: Cash	(35,819)	(69,633)
Net debt	$1,419,414	$1,138,419

Calculation of Capital
Net debt	$1,419,414	$1,138,419
Stockholders' equity	456,569	846,473
Total capital	$1,875,983	$1,984,892

Percent of net debt to capital	75.7%	57.4%

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